PAYCHEX, INC.

2002 STOCK INCENTIVE PLAN

(as amended and restated)

AMENDMENT TO AWARD AGREEMENTS

1.
Amendment. This Amendment to Award Agreements (this "Amendment"), made as of October 14, 2022, serves to notify you that the Compensation & Leadership Committee (the "Committee") of the Board of Directors of Paychex, Inc. (the "Company") hereby amends the Award Agreements for the Awards granted to you, under the Company's 2002 Stock Incentive Plan, as amended and restated from time to time (the "Plan"), prior to July 1, 2022 (collectively, the "Award Agreements") as described below. The capitalized terms used in this Amendment are defined in the Plan or the Award Agreements.

2.
Director Service as Continued Employment. Notwithstanding the terms of the Award Agreements, your continued service as a director of the Company will be treated as continued full-time employment for purposes of the vesting and required continuous employment (and in the case of Options, the post-termination exercise period) provisions of the Award Agreements. The termination of your continuous service as a director of the Company will be treated as a termination of your continuous employment (or a Retirement, if applicable) for purposes of the Award Agreements. The Award Agreements will be interpreted and administered consistent with this Amendment.

3.
Limitation of Rights. Neither the Plan, the Award Agreements nor this Amendment gives you any right to remain in the service of the Company as a director.

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions. All parties consent to exclusive personal jurisdiction in New York courts and agree that venue shall be New York State Supreme Court, Monroe County.

To indicate your consent to the amendment of the Award Agreements described in this Amendment, please sign and date where indicated below, and return a signed copy of this Amendment to the Corporate Secretary.

/s/ Martin Mucci	Date:	October 14, 2022
Martin Mucci